As filed with the Securities and Exchange Commission on June 2, 2015

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

RED LION HOTELS CORPORATION

(Exact name of registrant as specified in its charter)

Washington	91-1032187
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

201 W. North River Drive, Suite 100

Spokane, Washington 99201

(509) 459-6100

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Red Lion Hotels Corporation

2015 Stock Incentive Plan

Thomas L. McKeirnan

Executive Vice President and General Counsel

201 W. North River Drive, Suite 100

Spokane, Washington 99201

(509) 459-6100

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Securities to Be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee
Common Stock	1,400,000 shares	$7.26	$10,164,000	$1,181.06

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement shall also cover any additional shares of Common Stock that become issuable under the 2015 Stock Incentive Plan, as amended (the “Plan”), as a result of the adjustment provisions therein, by reason of any stock dividend, stock split or similar transaction.
(2)	Estimated solely for purposes of determining the registration fee pursuant to Rules 457(c) and 457(h) of the Securities Act based on an offering price of $7.26 per share (the average of the high and low sale prices reported by the New York Stock Exchange on May 26, 2015 for the shares issuable pursuant to the Plan.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The documents containing the information specified in Part I of Form S-8 have been or will be sent to participants as specified by Rule 428(b)(1) under the Securities Act of 1933, as amended (the “Securities Act”).

PART II

INFORMATION NOT REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Certain Documents by Reference

The following documents are incorporated in this Registration Statement by reference:

1. The registrant’s Annual Report on Form 10-K for its fiscal year ended December 31, 2014, filed with the Commission on February 27, 2015;

2. The registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2015, filed with the Commission on May 8, 2015;

3. The registrant’s Current Reports on Form 8-K filed with the Commission on January 13, 2015, January 20, 2015, February 12, 2015, February 24, 2015, February 27, 2015, March 4, 2015, April 23, 2015, April 28, 2015, May 7, 2015, and May 15, 2015 (excluding any reports or portions thereof that were furnished under Item 2.02 or Item 7.01 and any exhibits included with such items); and

4. The description of the registrant’s common stock contained in the Registration Statement on Form S-1/A filed with the Commission on March 10, 1998 (File No. 001-13957), including any amendment or reports filed for the purpose of updating that description.

All documents filed by the registrant with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (excluding any documents or portions of such documents that are furnished under Item 2.02 or Item 7.01 of a current report on Form 8-K and any exhibits included with such Items), after the date of this Registration Statement and prior to the filing of a post-effective amendment that indicates that all securities offered pursuant to this Registration Statement have been sold or that deregisters all securities then remaining unsold, shall also be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the respective dates of filing of such documents.

Any statement contained in any document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.	Description of Securities

Not applicable.

Item 5.	Interest of Named Experts and Counsel

Not applicable.

Item 6.	Indemnification of Directors and Officers

Section 23B.08.510 of the Washington Business Corporation Act (as amended from time to time, the “WBCA”) authorizes Washington corporations to indemnify their officers and directors under certain circumstances against expenses and liabilities incurred in legal proceedings involving them as a result of their service as an officer or director. Section 23B.08.560 of the WBCA authorizes a corporation by provision in its articles of incorporation to agree to indemnify a director and obligate itself to advance or reimburse expenses without regard to the provisions of Sections 23B.08.510 through .550 of the WBCA; provided, however, that no such indemnity shall be made for or on account of any (a) acts or omissions of a director that involve intentional misconduct or a knowing violation of law, (b) conduct in violation of Section 23B.08.310 of the WBCA (relating to unlawful distributions) or (c) any transaction from which a director personally received a benefit in money, property or services to which the director was not legally entitled.

The registrant’s Amended and Restated By-Laws (“By-Laws”) and Amended and Restated Articles of Incorporation (the “Articles”) provide that the registrant shall, to the full extent permitted by the WBCA, indemnify all directors and officers of the registrant. In addition, the Articles contain a provision eliminating the personal liability of directors to the registrant or its shareholders for monetary damage arising out of a breach of fiduciary duty. Section 23B.08.510 and Section 23B.08.570 of the WBCA authorize a corporation to indemnify its directors, officers, employees, or agents in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including provisions permitting advances for reasonable expenses incurred) arising under the Securities Act.

Pursuant to Section 23B.08.580 of the WBCA, the Board of Directors (the “Board”) may authorize the registrant, by a vote of a majority of a quorum of the Board, to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the registrant, or is or was serving at the request of the registrant as a director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the registrant would have the power to indemnify him against such liability under Section 23B.08.510 or Section 23B.08.520 of the WBCA. The Board has authorized the registrant to purchase and maintain appropriate policies of insurance on behalf of the registrant’s directors and officers against liabilities asserted against any such person arising out of his or her status as such. The Board may authorize the registrant to enter into a contract with any person who is or was a director, officer, partner, trustee, employee or agent of the registrant or is or was serving at the request of the registrant as a director, officer, employee or agent of another partnership, joint venture, trust, employee benefit plan or other enterprise providing for indemnification rights equivalent to or, if the Board so determines, greater than those provided for in the By-Laws. The Board has authorized the registrant to enter into contracts providing for indemnification with any person who is or was a director or officer of the registrant.

The registrant has entered into employment agreements with certain members of management containing provisions entitling the executive to indemnification for losses incurred in the course of service to the registrant or its subsidiaries, under certain circumstances.

Item 7.	Exemption from Registration Claimed

Not applicable.

Item 8.	Exhibits

The following documents are filed as part of this registration statement or incorporated by reference herein:

Exhibit Number	Description

4.1	Specimen Common Stock Certificate (incorporated by reference to Exhibit 4.1 in the Form S-3/A (Commission File No. 333-133287) filed on May 15, 2006)

4.2	Certificate of Trust of Red Lion Hotels Capital Trust (incorporated by reference to Exhibit 4.2 in the Form S-1 (Commission File No. 333-110214) filed on November 4, 2003)

4.3	Declaration of Trust of Red Lion Hotels Capital Trust (incorporated by reference to Exhibit 4.3 in the Form S-1 (Commission File No. 333-110214) filed on November 4, 2003)

4.4	Amended and Restated Declaration of Trust of Red Lion Hotels Capital Trust (incorporated by reference to Exhibit 4.1 in the Current Report on Form 8-K (Commission File No. 001-13957) filed on March 19, 2004)

4.5	Indenture for 9.5% Junior Subordinated Debentures Due February 24, 2044 (incorporated by reference to Exhibit 4.2 in the Current Report on Form 8-K (Commission File No. 001-13957) filed on March 19, 2004)

4.6	Form of Certificate for 9.5% Trust Preferred Securities (Liquidation Amount of $25 per Trust Preferred Security) of Red Lion Hotels Capital Trust (incorporated by reference to Exhibit 4.3 in the Current Report on Form 8-K (Commission File No. 001-13957) filed on March 19, 2004)

4.7	Form of 9.5% Junior Subordinated Debenture Due February 24, 2044 (incorporated by reference to Exhibit 4.4 in the Current Report on Form 8-K (Commission File No. 001-13957) filed on March 19, 2004)

4.8	Trust Preferred Securities Guarantee Agreement dated February 24, 2004 (incorporated by reference to Exhibit 4.5 in the Current Report on Form 8-K (Commission File No. 001-13957) filed on March 19, 2004)

4.9	Trust Common Securities Guarantee Agreement dated February 24, 2004 (incorporated by reference to Exhibit 4.6 in the Current Report on Form 8-K (Commission File No. 001-13957) filed on March 19, 2004)

5	Opinion of Riddell Williams P.S.

23.1	Consent of Riddell Williams P.S. (included in Exhibit 5)

23.2	Consent of Independent Registered Public Accounting Firm

24	Powers of Attorney (included on signature page)

99.1	2015 Stock Incentive Plan (incorporated by reference to Appendix C to the Schedule 14A (Commission File No. 001-13957) filed on April 20, 2015)

99.2	Form of Restricted Stock Unit Agreement — Notice of Grant for the 2015 Stock Incentive Plan

Item 9.	Undertakings

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) that, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in the post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of the securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Spokane, State of Washington, on June 2, 2015.

RED LION HOTELS CORPORATION

By:	/s/ Gregory T. Mount
Gregory T. Mount
President and Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Gregory T. Mount and James A. Bell, and each of them severally, such person’s true and lawful attorneys-in-fact and agents, with full power to act without the other and with full power of substitution and resubstitution, to execute in the name and on behalf of such person, individually and in each capacity stated below, any and all amendments and post-effective amendments to this Registration Statement, any and all supplements hereto, and any and all other instruments necessary or incidental in connection herewith, and to file the same with the Securities and Exchange Commission.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated below.

Signature	Title	Date

/s/ Gregory T. Mount Gregory T. Mount	President, Chief Executive Officer and Director (Principal Executive Officer)	June 2, 2015

/s/ James A. Bell James A. Bell	Executive Vice President, Chief Financial Officer (Principal Financial and Accounting Officer)	June 2, 2015

/s/ Melvin L. Keating Melvin L. Keating	Chairman of the Board of Directors	June 2, 2015

Signature	Title	Date

/s/ Raymond R. Brandstrom Raymond R. Brandstrom	Director	June 2, 2015

/s/ James P. Evans James P. Evans	Director	June 2, 2015

/s/ David J. Johnson David J. Johnson	Director	June 2, 2015

/s/ Michael Vernon Michael Vernon	Director	June 2, 2015

/s/ Alexander Washburn Alexander Washburn	Director	June 2, 2015

Robert G. Wolfe	Director

EXHIBIT INDEX

Exhibit Number	Description

4.1	Specimen Common Stock Certificate (incorporated by reference to Exhibit 4.1 in the Form S-3/A (Commission File No. 333-133287) filed on May 15, 2006)

4.2	Certificate of Trust of Red Lion Hotels Capital Trust (incorporated by reference to Exhibit 4.2 in the Form S-1 (Commission File No. 333-110214) filed on November 4, 2003)

4.3	Declaration of Trust of Red Lion Hotels Capital Trust (incorporated by reference to Exhibit 4.3 in the Form S-1 (Commission File No. 333-110214) filed on November 4, 2003)

4.4	Amended and Restated Declaration of Trust of Red Lion Hotels Capital Trust (incorporated by reference to Exhibit 4.1 in the Current Report on Form 8-K (Commission File No. 001-13957) filed on March 19, 2004)

4.5	Indenture for 9.5% Junior Subordinated Debentures Due February 24, 2044 (incorporated by reference to Exhibit 4.2 in the Current Report on Form 8-K (Commission File No. 001-13957) filed on March 19, 2004)

4.6	Form of Certificate for 9.5% Trust Preferred Securities (Liquidation Amount of $25 per Trust Preferred Security) of Red Lion Hotels Capital Trust (incorporated by reference to Exhibit 4.3 in the Current Report on Form 8-K (Commission File No. 001-13957) filed on March 19, 2004)

4.7	Form of 9.5% Junior Subordinated Debenture Due February 24, 2044 (incorporated by reference to Exhibit 4.4 in the Current Report on Form 8-K (Commission File No. 001-13957) filed on March 19, 2004)

4.8	Trust Preferred Securities Guarantee Agreement dated February 24, 2004 (incorporated by reference to Exhibit 4.5 in the Current Report on Form 8-K (Commission File No. 001-13957) filed on March 19, 2004)

4.9	Trust Common Securities Guarantee Agreement dated February 24, 2004 (incorporated by reference to Exhibit 4.6 in the Current Report on Form 8-K (Commission File No. 001-13957) filed on March 19, 2004)

5	Opinion of Riddell Williams P.S.

23.1	Consent of Riddell Williams P.S. (included in Exhibit 5)

23.2	Consent of Independent Registered Public Accounting Firm

24	Powers of Attorney (included on signature page)

99.1	2015 Stock Incentive Plan (incorporated by reference to Appendix C to the Schedule 14A (Commission File No. 001-13957) filed on April 20, 2015)

99.2	Form of Restricted Stock Unit Agreement — Notice of Grant for the 2015 Stock Incentive Plan